Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of ClearSign Technologies Corporation and subsidiary (the “Company”) of our report dated March 31, 2021 with respect to the audited consolidated financial statements of the Company for the years ended December 31, 2020 and 2019, which is contained in the annual report on Form 10-K filed on March 31, 2021.

/s/ Gumbiner Savett Inc.

July 2, 2021

Santa Monica, California